Press Release #201414	FOR IMMEDIATE RELEASE	March 14, 2014

Enertopia Announces Corporate Update

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce the following corporate update.

Enertopia has engaged The Money Channel for National Radio, Television and Internet market communications campaign. Steve Crowley has been at the forefront of financial news since 1982.

"These are exciting times for Enertopia with exceptional opportunities for our company in the Medical Marihuana Business sector. Steve Crowley has proven to be a leader in getting the word out on new opportunities, and we are happy to have engaged The Money Channel for their services." stated President / CEO Robert McAllister

Enertopia has paid a onetime fee of $21,735.00 for this six month Radio, TV and Internet media contract. Further information can be found at www.moneychannel.tv

Enertopia is also pleased to announce 815,310 warrants have been exercised for net proceeds to the Company of $163,062. The president exercised 200,000 of the above warrants and one director exercised 50,000 options for $7,500 net proceeds to the Company. All dollar amounts are in US dollars.

The Wisplite LOI announced on February 10th has expired and will not proceed, due to Enertopia’s focus solely on the MMJ sector at this time.

Any issued shares will be subject to a hold period in Canada of four months and one day, or for any resale into the USA under Rule 144, six months and one day. Proceeds of the Private Placement will be used for general working capital and for corporate opportunities. The Private Placement will be subject to normal regulatory approvals.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Dale Paruk, President, Coal Harbor Communications Ltd. at 1.604.662.4505

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects, Oil & Gas Projects, Medical Marihuana Projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Company will be successful in completing any anticipated financing and or its joint Venture partners will receive their Health Canada license under the new regulations or any technology will result in future sales.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release